UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  November 9, 2006

CHINA CLEAN ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50494	87-0700927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Fujian Zhongde Technology Co., Ltd. Fulong Industry Zone Longtian Town Fuqing City Fujian, China	350315
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  0086-591-85773387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.

Unregistered Sales of Equity Securities

As of November 9, 2006, the Registrant accepted a subscription for a total of 250,000 shares of common stock, at a purchase price of $1.00 per share, from an accredited investor.  The Registrant received gross proceeds of $250,000 from the offering.

The offering was made solely to a single “accredited investor,” as that term is defined in Regulation D under the Securities Act.  The shares of common stock were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 13, 2006	CHINA CLEAN ENERGY INC.

	By:	/s/ Tai-ming Ou
Tai-ming Ou
Chairman of the Board of Directors and Chief Executive Officer